Exhibit 5.1

August 19, 2026

Astrotech Corporation

1817 W. Braker Lane, Suite 400

Austin, Texas 78758

Ladies and Gentlemen:

We have acted as counsel for Astrotech Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company from time to time on a delayed continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) securities, including shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an aggregate initial offering price not to exceed $200,000,000 registered pursuant to the Registration Statement on Form S-3 (File No. 333-297144) (including the prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”); and (ii) the prospectus supplement, dated August 19, 2026 (the “Prospectus Supplement”), relating to the issuance and sale from time to time by the Company of shares of Common Stock with an aggregate offering price of up to $50,000,000 (the “Shares”). The Shares are to be issued and sold by the Company pursuant to an at-the-market offering agreement, dated June 2, 2026 (the “ATM Agreement”), between the Company and H.C. Wainwright & Co., LLC. The ATM Agreement was filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated June 3, 2026.

For purposes of the opinion we express below, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Certificate of Incorporation and Amended and Restated Bylaws, each as amended and/or restated as of the date hereof (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the Base Prospectus and the Prospectus Supplement and all exhibits thereto; (iv) the ATM Agreement and all exhibits thereto; (v) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement, the Base Prospectus and the Prospectus Supplement and the entering into of the ATM Agreement; and (vi) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinion hereafter expressed.

As to questions of fact material to the opinion expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Prospectus Supplement and the Base Prospectus have been timely filed with the Commission; (ii) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement, the Prospectus Supplement and the ATM Agreement; (iii) the Shares will be issued in compliance with applicable federal and state securities law; (iv) no stop orders of the Commission preventing or suspending the use of the Prospectus Supplement will have been issued; and (v) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock.

Haynes and Boone, LLP	2801 N. Harwood Street | Suite 2300 | Dallas, TX 75201 T: 214.651.5000 | haynesboone.com

Astrotech Corporation August 19, 2026 Page 2

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that when issued and paid for in accordance with the terms and conditions of the ATM Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Haynes and Boone, LLP

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